Exhibit 2.1

EXECUTION VERSION

AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT

This Amendment No. 1 to Purchase and Sale Agreement (this “Amendment”), dated as of January 23, 2026 (the “Effective Date”), is by and among Unitil Corporation, a New Hampshire corporation (“Buyer”), Aquarion Water Authority, a public corporation and political subdivision of the state of Connecticut (“Seller”), and South Central Connecticut Regional Water Authority (“RWA”). Buyer, Seller and RWA will be referred to herein from time to time collectively as the “Parties”. Each capitalized term used and not defined herein has the meaning set forth in the Purchase and Sale Agreement.

WHEREAS, the Parties are parties to that certain Purchase and Sale Agreement, dated as of May 6, 2025 (the “Agreement”);

WHEREAS, subject to the terms and conditions set forth in this Amendment, and pursuant to Section 9.19 of the Agreement, the Parties desire to amend certain terms of the Agreement by entering into this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1.	Termination Date. Section 8.1(d) of the Agreement is hereby amended by replacing reference to “January 23, 2026” with “February 23, 2026”.

2.

Amendment to Eversource Agreement. The Parties acknowledge and agree that Seller, in accordance with, and in satisfaction of, Section 6.20 of the Agreement, hereby delivers notice of amendment of the Eversource Agreement pursuant to, and as set forth in, that certain Amendment No. 1 to Purchase and Sale Agreement, dated as of January 23, 2026, by and between Eversource, Seller and RWA.

3.

Representations and Warranties. Each Party hereby represents and warrants that it has all necessary power and authority to execute and deliver this Amendment and perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Amendment by such Party and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Party and no further authorization, consent or similar action on the part of any equityholders or the authority board, as applicable, of such Party is necessary to authorize the execution, delivery and performance by such Party of this Amendment and the consummation of the transactions contemplated hereby. This Amendment has been duly and validly executed and delivered by such Party and this Amendment constitutes a valid, legal and binding agreement of such Party (assuming that this Amendment has been duly and validly authorized, executed and delivered by each other Party), enforceable against such Party in accordance with its terms, subject to the Bankruptcy and Equity Exception.

4.	General Provisions.

(i)

This Amendment shall not constitute a waiver, amendment or modification of any provision of the Agreement not expressly set forth in this Amendment. Except as specifically modified and amended by this Amendment, the Agreement shall remain unchanged and in full force and effect. References in the Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall refer to the Agreement as modified and amended by this Amendment. References to the date of the Agreement and references to the “date hereof”, “the date of this Agreement” or words of similar meaning in the Agreement shall continue to refer to May 6, 2025.

(ii)	Sections 9.1, 9.3, 9.4, 9.6, 9.8, 9.9, 9.10 and 9.14 through 9.17 of the Agreement shall apply to this Amendment, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed on its behalf as of the day and year first above written.

UNITIL CORPORATION

By:	/s/ Robert B. Hevert
Name:	Robert B. Hevert
Title:	President and Chief
Administrative Officer

AQUARION WATER AUTHORITY

By:	/s/ David Borowy
Name:	David Borowy
Title:	Authority Chair

SOUTH CENTRAL CONNECTICUT
REGIONAL WATER AUTHORITY

By:	/s/ David Borowy
Name:	David Borowy
Title:	Authority Chair

[Signature Page to Amendment No. 1 to Purchase and Sale Agreement]